Exhibit 99.1

Ispire Technology Inc. Announces Pricing of Initial Public Offering

Los Angeles, Calif. April 3, 2023 - Ispire Technology Inc. (“Ispire” or “the Company”), a leader for vapor technology, providing high-quality, innovative products with first-class performance, today announced that it has priced its initial public offering of 2,700,000 shares of its common stock offered at a price to the public of $7.00 per share. In addition, the Company also granted the Underwriters a 45-day option to purchase up to an additional 405,000 shares of common stock to cover over-allotments.

The shares are expected to begin trading on the NASDAQ Capital Market on April 4, 2023, under the ticker symbol “ISPR”. The initial public offering is expected to close on April 6, 2023, subject to the satisfaction of customary closing conditions.

Proceeds from the Offering will be used for:

●	Approximately 35% to develop manufacturing operations in Vietnam and the United States;

●	Approximately 25% for research and development activities, which include efforts to develop new products and new vaping technology;

●	Approximately 20% for the marketing and promotion of the Company’s branded products; and

●	The balance of approximately 20% for general administration and working capital.

US Tiger Securities, Inc. is acting as sole book-running manager for the Offering. TFI Securities and Futures Limited and Prime Number Capital, LLC are acting as underwriters for the offering.

In addition, 1,750,000 shares of common stock may be offered by two selling stockholders pursuant to the prospectus. These shares may be sold from time to time by the selling stockholders, who have not engaged any underwriter in connection any sales they may make. The Company will not receive any proceeds from sales by the selling stockholders.

The offering is being made only by means of a prospectus. When available, copies of the final prospectus related to the offering may be obtained from the Securities and Exchange Commission (the “SEC”) at www.sec.gov, or by contacting US Tiger Securities, Inc., 437 Madison Avenue, 27th Floor, New York, New York 10022; email: IB@ustigersecurities.com.

A registration statement relating to these securities being sold in the initial public offering was declared effective by the SEC on April 3, 2023. This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Ispire Technology Inc.

Ispire is engaged in the R&D, design, commercialization, sales, marketing and distribution of branded e-cigarettes and cannabis vaping products. The Company has or licenses from a related party more than 200 invention/design patents received or filed globally. Ispire’s tobacco products are marketed under the Aspire brand name and are sold worldwide (except in the PRC and Russia) primarily through our distribution network. Ispire’s cannabis products are marketed under the Ispire brand name primarily on an original design manufacturer (ODM) basis to other cannabis vapor companies. Ispire currently sells its cannabis vaping hardware only in the United States, and it recently commenced marketing activities in Canada and Europe, primarily in the European Union.

Please visit www.ispiretechnology.com and follow us on Facebook, Twitter, Instagram, Linkedin, Pinterest, and YouTube. Any information contained on, or that can be accessed through, the Company’s website, any other website or any social media, is not a part of this press release or the prospectus.

Forward Looking Statements

This press release and the prospectus contain forward-looking statements that involve risks and uncertainties. All statements other than statements of historical facts are forward-looking statements. You can identify these forward-looking statements by words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “likely to” or other similar expressions. The Company has based these forward-looking statements largely on its current expectations about future events and financial trends that it believes may affect its financial condition, results of operations, business strategy and financial needs. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements. These risks and uncertainties include forward-looking statements include, but are not limited to, the risks and uncertainties described in “Special Note Regarding Forward-Looking Statements;” “Risk Factors” and “Management’s Discussion and Analysis for Financial Condition and Results of Operations” and the documents that referred to in the prospectus with the understanding that the Company’s future results may be materially different from and worse than what we expect. Other sections of the prospectus include additional factors which could adversely impact our business and financial performance. Moreover, the Company operates in an evolving environment. New risk factors and uncertainties emerge from time to time and it is not possible for the Company’s our management to predict all risk factors and uncertainties, nor can the Company assess the impact of all factors on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. The Company and the Underwriters qualify all of the forward-looking statements by these cautionary statements.

The prospectus contains certain data and information obtained from various government and private publications. Statistical data in these publications also include projections based on a number of assumptions. The e-vapor industry may not grow at the rate projected by market data, or at all. Failure of this market to grow at the projected rate may have a material and adverse effect on the Company’s business and the market price of the shares of common stock. In addition, the rapidly evolving nature of this industry results in significant uncertainties for any projections or estimates relating to the growth prospects or future condition of the market. Furthermore, if any one or more of the assumptions underlying the market data are later found to be incorrect, actual results may differ from the projections based on these assumptions. You should not place undue reliance on these forward-looking statements.

You should not rely upon forward-looking statements as predictions of future events. The forward-looking statements made in the prospectus relate only to events or information as of the date on which the statements are made in the prospectus. Neither the Company nor the Underwriters undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events except as required by law. You should read the prospectus and the documents that we refer to in the prospectus and have filed as exhibits to the registration statement, of which the prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we expect.

Investor Relations Contact:

Raphael Gross

203.682.8253

ir@ispiretechnology.com